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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 20, 2012	000-53101
Date of Report (Date of earliest event reported)	Commission File Number

GALLERY MANAGEMENT HOLDING CORP.
(Exact name of registrant as specified in its charter)

Colorado	26-0811822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Grouse Terrace Lake Oswego, Oregon 97035
(Address of Principal Executive Offices) (Zip Code)

(503) 789 - 0316
(Registrant’s telephone number, including area code)

9093 E. Nassau Ave.
Denver, Colorado 80237
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made in this Current Report on Form 8-K (this “Report”) and in other reports and documents published by us from time to time. All statements about our beliefs, plans, objectives, expectations, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection,” “outlook” and the like, and constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as we issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned to carefully read all “Risk Factors” set forth under Item 1A and not to place undue reliance on forward-looking statements. We disclaim any obligation to update any of such factors or to announce publicly the results of any revision of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments, except as required by the Exchange Act. New factors emerge from time to time, and it is not possible for us to predict which factors will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in forward-looking statements.

Unless otherwise provided in this Report, references to the “Company,” “Gallery Management Holding Corp.,” the “Registrant,” the “Issuer,” “we,” “us” and “our” refer to Gallery Management Holding Corp.

 Corporate Information

Gallery Management Holding Corp. was organized as a corporation under the laws of the State of Colorado on August 15, 2007.  Until March 2012, we conducted two lines of business. We provided consulting services in the management of art galleries in the Denver, Colorado metropolitan area. We also planned to market fine art, antiques and collectibles on a retail consignment basis, on the internet through our subsidiary, Gallery Management, Inc. Our primary outlet was anticipated to be ebay where we believed that we would receive maximum marketing exposure with minimal expense. In March 2012 the Company underwent a change in control and in connection therewith we have adopted a new business plan, engaged new employees and management, and have determined not to pursue our former business plans.

On March 1, 2012, we created a new subsidiary, T5 Operating Corp., a Colorado corporation, pursuant to which we intend to conduct some of our operations.  We anticipate that we will change the name of the Company to T5 Corp., upon approval of the shareholders and compliance with the requirements of Schedule 14C, anticipated to occur in April 2012.  We anticipate that our symbol will also change. The Company’s Common Stock is traded on the OTCBB under the symbol “GMHC”

The Company’s new address is 4 Grouse Terrace, Lake Oswego, Oregon 97035. The Company’s telephone number is (503) 789-0316.

General Business Background

Gallery Management Holding Corp. (the “Company”) currently conducts business through its subsidiary, T5 Operating Corp.  The Company’s principal business is the recycling of waste produced in the drilling and production of oil and natural gas wells. Through more than 120 years of combined experience in oil and gas field recycling, the management of the Company has developed unique, industry leading, thermal remediation and recycling technologies.  These technologies include indirect thermal desorption units, volatilization chambers and produced water treatment systems.

The Company will utilize these technologies to create project alliances worldwide.  This model allows the Company to focus on technology advancements and technical support while its strategic partners bear the project operational and infrastructure expenses.  The Company revenue is expected to derive primarily from long-term equipment leases combined with royalties and/or profit splits.  The model is expected to provide the Company with a monthly revenue stream and a performance incentive.  Based upon this model, the Company anticipates that it will be able to operate on numerous project locations worldwide with minimal overhead and infrastructure requirements.

The Company is establishing operations and administrative facilities in the U.S., as well as an operations facility in Colombia, South America, the location of one of the Company’s first anticipated contracts.  The Company’s corporate headquarters is currently located in Lake Oswego, Oregon.

When referring to the Company and using phrases such as “we” and “us,” our intent is to refer to Gallery Management Holding Corp. and its subsidiary as a whole.

The following is a summary of our business strategies and the markets we intend to serve. We have also included a description of our products and services offered and our competitors.

Strategy

Our primary objective is to provide our shareholders with above-average returns on their investment through income growth. Principal components of our strategy include:

•	Employ our proven recycling, engineering and manufacturing capabilities using our proprietary waste-to-commodity technologies;

•	Establish ourselves as a specialty recycling services provider to the more than $250 billion oil exploration and production industry;

•	Provide our technology and management services to turn hazardous waste materials into valued commodities;

•	Expand operations through strategic relationships with leading multinational oil and infrastructure firms; and

•	Grow revenue from systems management and royalty profit streams secured by long-term contracts with leading global firms.

Management Experience and Expertise

Our management team has significant expertise in the design, manufacture and operation of waste recycling facilities, has been instrumental in the advancement of thermal desorption through the improvement of such technology and implementing such technology over their careers with other companies.  Our management team and key employees have over 120 years of combined experience in the development, construction, ownership and operation of waste treatment systems. We believe that this knowledge and expertise provide us with the flexibility to select and efficiently apply the most appropriate technology for a particular project and even to improve on a particular technology in the course of its use. Waste treatment projects are technically complex and require considerable practical experience and institutional knowledge to effectively choose and apply the numerous available technologies to a particular project based on a knowledge of practices and procedures developed over time.

As a result of the experience of our management team and technical and field personnel in operating a varied portfolio of technologies, we believe that we will able to choose the technology best suited for a particular project. As a result, unlike other companies that may be more dependent on a single technology, we believe that we will be able to address constraints regarding the nature of the waste media, the nature of the contaminants, the location of the project and other considerations by picking one of many technologies in which we have developed expertise.

Markets

We will provide recycling services to the oil and natural gas exploration and production industry. Demand for our services and products arises both from historical drill sites and new wells being drilled.  Historical wells, now abandoned, have generated, and may continue to generate, untreated waste that must now comply with ever more stringent environmental laws.  Each new well and workovers generate thousands of tons of secondary waste materials.

Set forth below is a simple diagram of our “waste to commodity” process:

Waste Production
A significant volume of secondary materials is generated during both upstream and downstream oil and gas operations.  These include residual sediments/solids, by-products, contaminated media and spent materials.

Waste Recovery
Secondary materials contain valuable resources that can be recovered and reused within the petroleum refining process (entrained oil and hydrocarbons) or recovered and subsequently reclaimed and reused in other industries (metals and inorganic media).  Our management and employees have extensive experience in the management, transportation and processing of secondary materials.

Treatment
Our management team has developed and successfully implemented proprietary technologies to treat secondary materials.  Our technologies are capable of recovering virtually all valuable resources from secondary materials.

Commoditization	The residuals and recovered products become an additional significant revenue stream to our clients and to us.

We believe that technology has become and will continue to be increasingly critical to the industry with respect to waste management and treatment.  New drilling activity is expected to increase as production from existing resources declines and as the demand for energy grows.  New wells frequently use production technologies, such as hydraulic fracturing (“fracking”), that generate larger waste streams, more production water or additional contaminants.  Further, deep water drilling requires special waste treatment technologies and systems.  We believe our technology will help our clients to more efficiently manage, treat and dispose of, or recycle, waste materials.  Additionally, our objective is to turn waste materials into valuable commodities, allowing our clients sell or reuse such commodities, thus reducing their waste management costs and potentially generating previously unrealized revenue.

Our technology and services are designed to treat a broad spectrum of wastes and contaminants, including:

•
Oil Lakes.  Oil Lakes created by war, extraction methods, and other factors are estimated to contain more than 5 billion barrels of oil in the country of Turkmenistan. These lakes are also prevalent throughout the Middle East and the former Soviet Union. T5 has the expertise and technology to operate zero-oxygen solutions that are required to transform this waste into commodity.

•
Spent catalyst.  The demand for low-sulfur fuels has increased the production of spent catalyst at oil refineries.  Sharp increases in the costs of both precious and industrial metals has caused new focus on the management of spent catalyst.  We provide on-site management and processing of spent catalysts which creates commodity materials.  We believe that our technology is superior to any current off-site disposal/treatment options.

•
Oil-bearing wastewater sediments.  We will primarily use our thermal desorption technology for the management of wastewater.  Residual solids resulting from the processing of secondary materials are subsequently reused in other industries. Our management team has successfully implemented these applications in prior projects.

•
Tank bottom sediments and solids.  Existing practices have concentrated on off-site fuels blending and hazardous waste fuels applications. Severe materials handling limitations have resulted in the loss of significant volumes of these intermediate products to off-site (third-party) vendors, creating a potential loss in revenue to the refineries.  We will provide on-site management and processing of tank bottom sediments and solids (including on-site fuels blending) to provide refineries with the option to retain greater value from their recovered resources.

•
Contaminated media.  Historically, contaminated media from any particular well is managed off-site at permitted treatment facilities.  Off-site treatment was mandated based on the limited volume of waste produced at each well site, regulatory barriers to establishing on-site facilities, and elevated costs for conventional on-site treatment options.  We offer a unique, efficient, on-site thermal desorption technology which utilizes indirect heat.  Our cutting-edge technology has a track record of processing contaminated media to meet required environmental standards at acceptable costs.

•
Produced and Production Water.  Production water is injected into wells to stimulate production.  Produced water is extracted with the oil or gas and frequently the volume of produced water equals or exceeds the quantity of oil or gas produced.  In either case, drillers must treat the water to acceptable environmental law standards.  We have developed, in conjunction with one of our strategic partners (see “Strategic Alliances” below) a proprietary system to handle and treat produced and production water.

Geographic Scope.  We expect to provide or products and services throughout the world where oil and gas production occurs.  Our initial target markets will focus on areas in which our management team has already established relationships, including Colombia, Kazakhstan and North Dakota, U.S.

Colombia.  According to The Financial Times, Colombia is another example of substantial growth in the drill cuttings industry. Security gains and capitalist-friendly investment rules are spurring an unprecedented mining and oil boom in Colombia, a pro-business outpost on an increasingly leftist continent.  South America’s third-largest oil producer behind Brazil and Venezuela, Colombia is on track to generate more than 1 million barrels of crude a day by 2012 — double its production in 2006 — the government says.  State-owned Ecopetrol accounts for nearly 90 percent of today’s production.  A full 80 percent of the $7.2 billion in direct foreign investment the country reaped last year went to petroleum and mining — with investment in the latter sector nearly doubling to $3.1 billion.”

Our management team has established a long-term relationship with Oilfield Services and Supplies, SAS (“OSS”), one of the leading environmental remediation and recycling companies in Colombia with 15 years of proven services to the oil and gas industry.  OSS is currently operating several contracts with the major energy companies throughout Columbia, including Ecopetrol for which OSS and the Company will jointly perform waste remediation and recycling activities throughout Colombia.

Kazakhstan.  Geographically, Kazakhstan in the largest of the former Soviet republics other than Russia and possess enormous hydrocarbon reserves.  According to The Washington Times, Kazakhstan has the largest oil and gas reserves in the Caspian Sea basin, and is producing 1.5 million barrels of oil a day as of 2010. It is projected to produce 3.5 million barrels of oil a day by 2015, surpassing the current output of both Qatar and Iraq.  Kazakhstan's combined onshore and offshore proven hydrocarbon reserves have been estimated between 9 and 17.6 billion barrels.  Although Kazakhstan desires to diversify its economy away from extractive industries, such commodities continue to be the primary economic drivers, with the country experiencing a 7% annual growth rate in 2010 to 2011.

Historically, environmental issues did not play a major factor in Kazakhstan’s oil and gas industry during its period of Soviet rule.  Since Kazakhstan’s independence in 1991, the environment has become a key issue.  Several ventures in the oil and gas industry were funded through multiple institutions with premises of cleaning historical waste and having solutions in place for ongoing waste productions.

Our management team has been involved in Kazakhstan’s environmental efforts since 1995 through consulting arrangements with Nations Energy, which subsequently sold its interest in the Karazhanbas field to CITIC.  Since such time, our management team has maintained relationships with Kazakhstan’s energy companies and has received requests for proposals.  We expect to pursue these opportunities through strategic alliances with local oilfield service companies already operating in Kazakhstan.

Bakken Oil Shale Formation, North Dakota, U.S. (the “Bakken”)  As indicated in Rig Zone, “North Dakota is an example of increasing market demand for drill cuttings. Oil production in North Dakota has boomed with the development of the Bakken and Three Forks formations. There are currently a record 169 rigs drilling as of September 7th 2011, and more than 5,300 wells pumping oil. About 2,000 more new wells are expected by the end of the year.  The Bakken and three fork formations in North Dakota and Montana hold about 20 billion barrels of recoverable crude, or about five times the amount previously estimated by federal geologists. The formations also hold the natural gas equivalent of 4 billion barrels. Production is expected to be 1 million barrels daily by 2020. This would make North Dakota "one of the 13 or 14 largest producing countries -- not just state.”

However, even without increasing oil well drilling, significant demand for our services exists in the Bakken area arising from environmental concerns cause by past drilling.  It is estimated that North Dakota has 900 disposal wells containing produced water and 5,200 sites that hold other oil production waste.

We have successfully demonstrated out technology at a site in the Bakken, and such demonstration has attracted the attention of the energy companies currently operating in the Bakken area.  We anticipate that we will enter in a joint venture or strategic alliance with a local oilfield service company to pursue the opportunities in the Bakken.

Services and Products

We provide both in situ (treated on-site) and ex situ (removed and treated off-site) environmental solutions using an extensive variety of customized station and mobile equipment and proprietary technologies.  We can address a broad scope of environmental requirements using any one or a combination of the following technologies:

•	Direct-fired or Indirect-fired Thermal Desorption
•	Thermal Oxidation
•	LTTD Services
•	Slurry Walls
•	Contaminated Soil Disposal
•	Soil Treatment
•	PCB Remediation
•	Groundwater Treatment
•	Habitat Restoration and Containment
•	Soil Stabilization

Described below are some of the more critical technologies we employ to provide waste recycling services to the oil and gas industry:

Direct-Fired Thermal Desorption Technology.  Direct-fired thermal desorption consists of a counter flow desorber drum and attendant air pollution control equipment.  The rotary drum desorber operates the flow of soil counter to the flow of combustion gases.  This counter-current and or parallel flow system provides highly efficient heat transfer and flue gas temperature control.  As the drum rotates, flighting along the drum's interior surface lifts the soil and drops it in a succession of thin "veils,“ exposing the surface of the soil particles to the stratified temperature profile in the drum, maximizing heat transfer. Prior to discharge, treated soils are cooled by water sprays to facilitate dust-free handling.

The benefits of direct-fired thermal desorption units include:

•	High throughput
•	Simple operation
•	Less complicated controls
•	Consistent operating parameters
•	No secondary materials created during recycling
•	Manufacturing time quicker and usually less expensive units
•	Known technology worldwide
•	Minimum design change to increase unit abilities

Indirect-Fired Thermal Desorption Technology.   The indirect-fired thermal desorption units consists of an inner rotating barrel enclosed by a heating chamber.  Contaminated soil is fed continuously into the rotating barrel, which is indirectly heated by burners in the surrounding heating chamber to desorb the contaminants.   Organic contaminants amenable to treatment via an indirect-fired thermal desorption include essentially all regulated compounds, ranging from polycyclic aromatic hydrocarbons (“PAHs”), volatile and semi-volatile organic compounds, as well as oils and petroleum products. For specific projects such as tank bottoms or process filter cake, contamination levels of 20% hydrocarbons or more can be treated.

The advantages to indirect-fired thermal desorption include:

•	Recovers principal hazardous constituents
•	Utilizes part of the recovered fuel for operation
•	Capable of treating highly contaminated materials
•	Flexible controls/operating parameters
•	Off gas system is close looped
•	Permitting is expedited
•	Soil matrix is not an issue
•	Multiple off gas designs
•	Capable of treating extremely wet materials
•	Minimal man-power requirement
•	No flame
•	Footprint is minimal
•	Flexible temperature controls
•	No moving parts
•	No significant noice

Other Business Data

Competition.  The market for oil and gas well recycling services is highly competitive and rapidly evolving.  We face substantial competition in our industry and most of our competitors have substantially greater resources (including financial, technical and marketing), greater name recognition, well established relationships with clients and can devote substantially more resources to research and development and marketing efforts.  Our principal competitors include Weatherford International, Baker Hughes, Halliburton, and Schlumberger. We also compete with various other regional suppliers. Competition is based on a number of factors, including performance, safety, quality, reliability, service, price and response time.

Equipment Manufacturer. Our equipment is currently manufactured to our specifications by Chapman Industries, Blue Springs, Missouri.  We depend upon Chapman Industries to timely manufacture and deliver our systems to our customers.  Any interruption of our relationship or Chapman Industries’ ability to manufacture would have a material effect on our ability to deliver products and services.

Customers.  We are in the process of executing our first contracts with customers. We expect that our principal customers consist of major, national and independent oil and natural gas producing companies.  Future customers are anticipated to be derived through renewable energy projects in Europe and South America, commencing with prospective projects in Chile. In addition, the Company has established excellent relationships and strong networks with global financial institutions and industry leaders who represent the Company’s major potential customers. Through our strategic alliances, the Company has established a strong presence in the core target energy markets in Latin America and links to major potential. Our initial customers will account for a large percentage of our revenue, and the loss of any customer would have a material impact upon the business, operations and earnings.

Proprietary Information.  Although we believe that certain trade secrets and know-how developed as a result of our management and technical team’s knowledge, expertise and operational experience are patentable and we may seek to patent such inventions in the future, we believe that the importance of the knowledge base and experience of our team generally outweighs the importance of patent rights and distinguishes us from our competitors.

We consider our trade secrets, operational experience, processes and know-how to be one of our principal competitive strengths. We will seek to limit disclosure of these trade secrets, operational experience, processes and know-how by requiring employees, consultants and third parties with access to such information to execute confidentiality agreements and by restricting access to such information. In addition, we plan to put into place a formal program to protect the confidentiality of our trade secrets, processes and know-how, including a program to ensure the assignment of future inventions.

Our success will depend in part on our ability to preserve our trade secrets and to retain our management team with its considerable knowledge of and experience in the waste recycling industry.

We expect to file patents on several of our technologies, however we cannot be assured that patents will actually be issued or if issued will protect our technology.  Nonetheless, although in the aggregate our proprietary rights are important to the success of many of our products and services, we do not believe that the failure to obtain patents protection would have a material adverse effect on our business.

Seasonality.  Weather and natural phenomena can temporarily affect the level of demand for our products and services. However, we expect our products and services to be marketed and sold worldwide which may serve to mitigate the impact of the seasonal nature of our business.

Federal Regulation and Environmental Matters.  Our operations are subject to federal, state and local laws and regulations relating to the energy industry in general and the environment in particular.  We anticipate that our expenditures to comply with environmental laws and regulations will be a material cost initially, but diminish in significance as our operations expand.

Employees.  At March 20, 2012, we employed five persons and one consultant. None of our operations are subject to union contracts. We believe that our relationship with our employees is generally satisfactory.

Properties

The Company does not own any real estate or other property. The Company does not plan to invest directly or indirectly in real estate in the near future. As of the date of this Report, the Company is using 4 Grouse Terrace, Lake Oswego, Oregon 97035 as its corporate headquarters.

Legal Proceedings

To the best of our knowledge, there are no material pending legal proceedings to which we are a party or of which any of our property is the subject.

Where You Can Find More Information

We file annual, quarterly and other requisite filings with the U.S. Securities and Exchange Commission (the “SEC”). Members of the public may read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Members of the public may obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. That site is located at http://www.sec.gov.

We maintain an internet website at www.t5corp.com. In addition to news and other information about the Company, we make available on our website our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC and a copy of our Code of Ethics. The information available on our website is provided for convenience only and is not incorporated into this Report.

You also may request a copy of our filings at no cost, by writing or telephoning us at:

Gallery Management Holding Corp.
4 Grouse Terrace
Lake Oswego, Oregon 97035
Telephone: (503) 789-0316
Attention: Allen H. Adams

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 21, 2012 by (i) each director of the Company, (ii) each executive officer of the Company, (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, and subject to applicable community property laws, each person named below has sole voting and investment power with respect to the shares indicated. The percentage of ownership set forth below reflects each holder’s ownership interest in issued and outstanding shares of the Company’s Common Stock as of March 21, 2012. The Company is not aware of any pledge of shares, options or warrants by any of the individuals or entities listed below. Unless indicated otherwise, the address of each shareholder is the Company’s principal office.

Amount and Nature of Beneficial Ownership*

Name and Address of Beneficial Owner (including title, as applicable)	Shares	Options1/ Warrants	Total	Percentage of Shares Outstanding**

R. Patrick Garrett Chief Executive Officer and Director 39380 Amherst Street Sandy, OR 97055	2,445,000	2,500,000	4,945,000	10.33%

Roger T. Richter Chief Operating Officer and Director 34326 Johnsons Landing Rd # 20 Scappoose, OR 97056	1,250,000	2,250,000	3,500,000	7.35%

Allen H. Adams Vice President - Finance and interim Chief Financial Officer 4 Grouse Terrace Lake Oswego, OR 97035	500,000	500,000	1,000,000	2.18%

Christopher A. Wilson Secretary and Director 9110 Irvine Center Drive Irvine, CA 92618	1,000,000	1,250,000	2,250,000	4.83%

Longhorn Capital Partners c/o Vermont Captial SA Edificiao Hi-Tech Plaza, Penthouse Calle 53, Obarrio, Apartado Postal 0823-03017, Ciudad de Panama Republic of Panama	2,350,000	0	2,350,000	5.18%

Oakgrand Market Trading Inc. c/o Vermont Captial SA Edificiao Hi-Tech Plaza, Penthouse Calle 53, Obarrio, Apartado Postal 0823-03017, Ciudad de Panama Republic of Panama	2,350,000	0	2,350,000	5.18%

Name and Address of Beneficial Owner (including title, as applicable)	Shares	Options1/ Warrants	Total	Percentage of Shares Outstanding**

Paramount Strategy Corp c/o Lanham and Lanham LLC Attn: R. J. Lanham 28562 Oso Parkway Unit D Rancho Santa Margarita, CA 92688	2,350,000	0	2,350,000	5.18%

Cambridge Mercantile Holdings SA 28562 Oso Parkway Unit D Rancho Santa Margarita, CA 92688	3,000,000	0	3,000,000	6.61%

Tokyo Holdings Ltd 28562 Oso Parkway Unit D Rancho Santa Margarita, CA 92688	4,000,000	0	4,000,000	8.81%

Newbridge Equipment and Controls, LLC 6133 SW Corbett Ave. Portland, OR 97239	7,000,000	0	7,000,000	15.43%

Villay Asset Management, LLC Attn: Hugh Cochrane 4576 Pebble Bay South Vero Beach, FL 32963	7,000,000	0	7,000,000	15.43%

All Directors and Executive Officers as Group (4 persons)	5,195,000	6,500,000	11,695,000	22.54%
_________________________

1.	All options are exercisable immediately and each beneficial owner has the right to acquire all options within 60 days of the date hereof.

*Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date hereof are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

**Percentage is calculated on the basis of the number of shares outstanding on March 21, 2012 plus the number of shares the person has the right to acquire within 60 days of the date hereof.

Directors and Executive Officers.

The following table presents information with respect to our directors, executive officers and significant employees as of March 20, 2012:

Name	Age	Position

R. Patrick Garrett	47	Chief Executive Officer and Director
Roger T. Richter	43	Chief Operating Officer and Director
Christopher A. Wilson	52	Secretary and Director
Allen H. Adams	60	Vice President – Finance and interim Chief Financial Officer

Each director of the Company serves until the next annual meeting of stockholders and until his successor has been elected and qualified.

Set forth below is biographical information regarding the directors, officers and significant employees of the Company as of March 20, 2012.

Directors, Officers and Significant Employees of the Company

R. Patrick Garrett has served as our Chief Executive Officer since February 23, 2012. Mr. Garrett has over 25 years of professional experience in construction, environmental construction, and remediation for national and international clients. He pioneered the use of Low Temperature Thermal Desorption units in 1987. Mr. Garrett went on to serve as Thermal Remediation Manager for CET Environmental Services, where he was eventually elevated to West Coast Operations Manager for the private business sector. From there, Mr. Garrett became the Chief Operating Officer for Ganco Environmental Construction, where he was responsible for international business development with global oil companies. Mr. Garrett was promoted to Chief Executive Officer of Ganco in 1999 and catapulted Ganco into the International spot light by creating partnerships in West Africa and successfully completing the first thermal remediation contract in West Africa. Mr. Garrett joined Remtech in 2002 and eventually grew Remtech to an annual profit of $4.5 million.  He purchased Remtech in late 2004 and eventually rolled Remtech into a Terra Sana merger with Cobit ltd which eventually became MECO Environmental Services. Mr. Garrett attended Western Oregon University and holds numerous industry certifications.

Roger T. Richter has served as our Chief Operating Officer since February 23, 2012 and as a Director since March 11, 2012. Mr. Richter is a co-founder and President of Mobile Environmental Technologies, Inc. Mr. Richter's expertise is both operational and technical. He invented and patented the Enhanced Thermal Conduction (ETC) in 1998. He subsequently developed and patented the M-1 thermal recycling technologies in 2001. Both of these technologies are currently owned and operated by MET - worldwide. MET has licensed the ETC patent to both the National Oceanic and Atmospheric Administration and to Theiss Services in Australia. In 2004, Mr. Richter assisted the National Science Foundation who chose the M-1 technology for use at McMurdo Station in Antarctica. Prior to MET, Mr. Richter served as Senior Officer in charge of Operations and Technology for a soil remediation company that operated both regional treatment facilities and mobile operations. Mr. Richter has worked in the environmental sector studying emerging environmental technologies since 1994. He offers a broad understanding of the many strategic, technical, and legal issues within the world of environmental remediation. He has been trained in Toxic and Hazardous Waste Handling as well as Hazardous Waste Emergency Response. He worked directly with the head of chemical engineering at Oregon State University while developing the M1 technology. Mr. Richter currently resides in Portland, Oregon.

Christopher A. Wilson has served as a Director since March 11, 2012 and our Secretary since February 23, 2012. Mr. Wilson is a founding partner of Wilson & Oskam, LLP, a corporate and securities law firm in Irvine, California.  Mr. Wilson practices primarily in the areas of securities offerings (both private and public), mergers and acquisitions, financing and lending transactions, public company reporting compliance and general corporate law.   Before founding Wilson & Oskam, LLC, Mr. Wilson was an associate at O’Melveny & Myers (Los Angeles) and a partner at Pillsbury Winthrop LLP (formerly Pillsbury Madison & Sutro).  Mr. Wilson received his J.D. degree from Brigham Young University (magna cum laude) in 1987 and is rated AV Preeminent™ by Martindale-Hubbell.

Allen H. Adams has served as our Vice President – Finance and Interim Chief Financial Officer since February 23, 2012.  Mr. Adams has nearly 40 years of experience in financial accounting, management and tax.  Prior to joining the Company, Mr. Adams functioned for seven years in the position of Chief Financial Officer for several affiliated private entities that were involved in environmental remediation in the oil and gas industry.  In this capacity, Mr. Adams managed the accounting systems and staffs, maintained compliance levels under accounting and tax laws and managed third party auditors and tax preparation firms.  Prior to this time, Mr. Adams was a partner in a local certified public accounting practice.  His firm provided environmental construction accounting services, reviews, audits and tax preparation services for a number of companies.  Mr. Adams accounting practice provided financial and tax advice for these firms as well.  Mr. Adams began his career with KPMG where his primary responsibility was in the audit of publicly held companies.  Mr. Adams received a Bachelor of Arts Degree in Business Administration and Accounting from Portland State University and is a Certified Public Accountant with an active license in the State of Oregon.

Family Relationships

There are no family relationships among the directors and executive officers of our Company.

Conflicts Of Interest

Our directors and officers are subject to restrictions regarding opportunities that may compete with the Company’s business plan. New opportunities that are brought to the attention of our directors and officers must be presented to our Board of Directors and made available to the Company for consideration and review under principles of state law corporate opportunity doctrines.

Our Code of Ethics requires each employee to avoid any activity, investment or association that conflicts or interferes with the independent exercise of such employee’s judgment or actions adverse to the Company’s best interests.

Involvement in Certain Legal Proceedings

To our knowledge, during the past five years, no director, person nominated to become a director, executive officer, promoter or control person of the Company: (1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years before that time; (2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type or business, securities or banking activities; or (4) was found by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the directors, officers and persons who beneficially own more than 10% of the equity securities of reporting companies, file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Directors, officers and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms we received, we believe that during the year ended November 30, 2011,  all such filing requirements applicable to our Company were complied with.

Code of Ethics

We have adopted a Code of Ethics that applies to our directors, officers and all employees. Our Code of Ethics is posted on our website at www.t5.com. It also may be obtained free of charge by writing to Gallery Management Holding Corp., Attn: Chief Financial Officer, 4 Grouse Terrace, Lake Oswego, Oregon 97035.

Director Independence

None of the members of our Board of Directors may be deemed to be independent. The Company has adopted the standards for independence contained in the Nasdaq Marketplaces Rules, Rule 4350(d) and Rule 4200(a)(15).

Stockholder Communications

Any stockholder may communicate directly to our Board of Directors by sending a letter to the Company’s address of record.

Legal Proceedings

The Company is not, and has not been during the most recent fiscal year, a party to any legal proceedings.

 Employment Agreements

We have entered into employment agreements with each of R. Patrick Garrett, Roger T. Richter, Allen H. Adams and Kyle P. Estes.   See the Current Report on Form 8-K filed with the Commission on March 2, 2012.

Pension Benefits

We do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

NonQualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plan or arrangement under which our named executive officers are entitled to participate.

Employee Benefit Plans

2012 Stock Incentive Plan.  On March 3, 2012, our Board of Directors adopted the Company’s 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”).  See the description contained in the Current Report on Form 8-K filed with the Commission on March 6, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GALLERY MANAGEMENT HOLDING CORP.

March 22, 2012		/s/R. PATRICK GARRETT
	Name:	R. Patrick Garrett
	Title:	Chief Executive Officer